UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2022

EMBECTA CORP.

(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)
001-41186	87-1583942
(Commission File Number)	(IRS Employer Identification No.)

300 Kimball Drive, Parsippany, New Jersey	07054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 847-6880

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EMBC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 30, 2022, Embecta Corp. (the “Company”) announced that the Company’s first annual meeting of stockholders (the “2023 Annual Meeting”) will be held on Thursday, February 9, 2023.

Deadlines for submission of nominations and stockholder proposals are set out below. In accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”), stockholder proposals and nominations should be sent to the Company at Embecta Corp., 300 Kimball Drive, Parsippany, New Jersey 07054, Attention: Corporate Secretary.

•	Deadline for Rule 14a-8 Stockholder Proposals. Consistent with the Securities and Exchange Commission’s proxy rules, we have set October 7, 2022 as the deadline for receipt of proposals to be included in the Company’s proxy materials for the 2023 Annual Meeting.

•	Proxy Access. We have set October 7, 2022 as the deadline for receipt of requests to include stockholder-nominated directors in the Company’s proxy materials for the 2023 Annual Meeting pursuant to the “proxy access” provision in the Company’s Bylaws.

•	Deadline for Other Stockholder Proposals. We have set November 11, 2022 as the deadline for receipt of notice for stockholder proposals intended to be presented at, but not included in the proxy materials for, the 2023 Annual Meeting, including director nominations for election to the Board (other than “proxy access” director nominations discussed above).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2022

EMBECTA CORP.
By:	/s/ Jeff Mann
Name:	Jeff Mann
Title:	Senior Vice President, General Counsel, Head of Corporate Development, and Corporate Secretary